UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. [    ] )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RIDGEWORTH FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Your Response is Greatly Needed.

April 30, 2014

Dear Fellow RidgeWorth Funds Shareholder:

First, we would like to apologize for all the attention you have been receiving from RidgeWorth as of late. We certainly understand how busy life can be. However, there is an extremely important initiative in motion at RidgeWorth Funds that requires your attention and hopefully your response. By now you have received several packages in the mail from us concerning several important initiatives to be voted on by shareholders. The main purpose of this process is to obtain shareholder approval for a new investment advisory and sub-advisory agreement in connection with the transaction that employees of RidgeWorth Investments, in partnership with Lightyear Capital, entered into with SunTrust Banks, Inc. to acquire all outstanding equity of RidgeWorth Investments. We are very excited about this development and the future of RidgeWorth Funds.

In order for this transaction to close, we need your proxy vote by May 14. Doing so will ensure the continued, successful management and operation of the Funds. Likewise, the approval of these proposals will allow the funds greater flexibility to execute their investment strategies upon successful close of the upcoming transaction. Furthermore, there are no material changes to the agreements, fund expenses, the management of the funds or the portfolio managers.

Your vote is truly important as every share counts toward reaching the required majority of shares present at the meeting as is required for the transaction. Responses thus far have been overwhelmingly favorable, however due to a relative high vote requirement; we need your help to secure the remaining shares needed.

Voting by one of the following methods is quick and easy:

1. Call a proxy voting specialist at 1-866-796-7178.

2.      Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the pre-paid envelope provided in this package. If convenient for you, please call us so that your vote will be received in time for the adjourned special meeting on May 14th.

Please help us by taking a couple minutes now to vote your shares. Thank you in advance for your help.

Sincerely,

©2014 RidgeWorth Investments. RidgeWorth Investments is the trade name for RidgeWorth Capital Management, Inc., an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

Shareholder Services

Shareholder Name

Address 1

Address 2

Address 3

Address 4

IMPORTANT NOTICE

April 29, 2014

Re: RidgeWorth Funds

Dear Shareholder:

We have been trying to contact you regarding a very important matter pertaining to your investment in RidgeWorth Funds. This relates to an important operating initiative for the Funds.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-866-751-6308 extension 8714 between 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday. At the time of the call please reference the number printed below.

Sincerely,

Frederick M. Bonnell

Managing Director, Shareholder Services

REFERENCE NUMBER: 123456789

AST FUND SOLUTIONS 1200 Wall Street West, Lyndhurst NJ 07071 • 1-800-217-0538	Global Resources Local Service Customized Solutions